Exhibit 23.3

             CONSENT OF ARTHUR ANDERSON s.r.o., INDEPENDENT AUDITORS
             -------------------------------------------------------




The Board of Directors
Kabel Plus, a.s.


We consent to the incorporation by reference in the:

registration statement (No. 33 - 81876) on Form S-8;
registration statement (No. 33 - 87326) on Form S-3;
registration statement (No. 333 - 00226) on Form S-8;
registration statement (No. 333 - 68641) on Form S-8; and registration statement (No. 333 - 71963) on Form S-8 of United International Holdings, Inc. (d/b/a UnitedGlobalCom) of our report dated June 18, 1999 (except for Note 15, as to which the date is June 22, 1999), with respect to the consolidated balance sheets of Kabel Plus, a.s. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Form 8-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom) dated June 28, 1999.

                           ARTHUR ANDERSEN s.r.o.

Prague, Czech Republic
June 28, 1999